UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Materials Pursuant to Section 240.14a-12

FORWARD INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

TERENCE BERNARD WISE HOWARD MORGAN MICHAEL LUETKEMEYER ERIC FREITAG SANGITA SHAH N. SCOTT FINE DARRYL KEYS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 8, 2014, Terence Bernard Wise, together with the other participants named herein (“The Forward Thinking Group”), filed a definitive proxy statement and GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of his director nominees at the 2014 annual meeting of stockholders (the “Annual Meeting”) of Forward Industries, Inc. (“Forward” or the “Company”). On or about December 11, 2014, The Forward Thinking Group expects to commence mailing of its proxy materials, including its definitive proxy statement, to stockholders of Forward.

On December 9, 2014, The Forward Thinking Group issued a press release commenting on the preliminary injunction granted by the Supreme Court of the State of New York to enjoin the proposed issuance of additional preferred stock by Forward. A copy of the press release is filed herewith as Exhibit 1.

Also on December 9, 2014, The Forward Thinking Group posted a reference to its definitive proxy statement at www.innisfreema.com/Forward/. A copy of the reference is attached as Exhibit 2.